Exhibit (i)(36)

July 30, 2019

WisdomTree Trust

245 Park Avenue

35th Floor

New York, NY 10167

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to WisdomTree Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment Number 711 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 30, 2019 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest, with $0.001 par value per share (collectively, the “Shares”), of each separate series of the Trust listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated December 15, 2005, filed with the Secretary of State (the “Certificate of Trust”);

(c)

Copies of the Trust’s Trust Instrument, dated December 15, 2005, and Schedule A thereto as last revised to date (the “Trust Instrument”), the Trust’s By-Laws dated December 15, 2005, as amended June 16, 2016 (the “By-Laws”), and the resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

WisdomeTree Trust

July 30, 2019

Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We also have assumed for the purposes of this opinion that the Certificate of Trust, Trust Instrument, By-Laws, and Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares, and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transaction referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions. In addition, to the extent that the Trust Instrument or the By-Laws refer to, incorporate, or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Trust Instrument, By-Laws, Resolutions, and Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

WisdomeTree Trust

July 30, 2019

Schedule A

International Equity Fund

International High Dividend Fund

International LargeCap Dividend Fund

International MidCap Dividend Fund

International SmallCap Dividend Fund

International Dividend ex-Financials Fund

International Quality Dividend Growth Fund

International Multifactor Fund

Europe Quality Dividend Growth Fund

Europe SmallCap Dividend Fund

Japan SmallCap Dividend Fund

Japan Hedged Equity Fund

Japan Hedged SmallCap Equity Fund

Europe Hedged Equity Fund

Europe Hedged SmallCap Equity Fund

Germany Hedged Equity Fund

International Hedged Quality Dividend Growth Fund

Global High Dividend Fund

Global ex-U.S. Quality Dividend Growth Fund

Global ex-U.S. Real Estate Fund

Asia Pacific ex-Japan Fund

Emerging Markets High Dividend Fund

Emerging Markets SmallCap Dividend Fund

Emerging Markets Consumer Growth Fund

Emerging Markets Quality Dividend Growth Fund

Emerging Markets Multifactor Fund

Emerging Markets ex-State-Owned Enterprises Fund

India Earnings Fund

Middle East Dividend Fund

China ex-State-Owned Enterprises Fund

U.S. Total Dividend Fund

U.S. High Dividend Fund

U.S. Dividend ex-Financials Fund

U.S. LargeCap Dividend Fund

U.S. MidCap Dividend Fund

U.S. SmallCap Dividend Fund

U.S. Quality Dividend Growth Fund

U.S. SmallCap Quality Dividend Growth Fund

U.S. Quality Shareholder Yield Fund

U.S. Total Market Fund

U.S. LargeCap Fund

U.S. MidCap Fund

U.S. SmallCap Fund

U.S. Multifactor Fund